UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

ZEALOUS TRADING GROUP, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26383 (Commission File Number)	88-0325940 (I.R.S. Employer Identification Number)

3275 West Jones Blvd. #106 Las Vegas, Nevada
 (Address of principal executive offices) (zip code)

(702) 388-8800
 (Registrant's telephone number, including area code)

Copies to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York  10022
Att: Robert Newman, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 4.01  Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

Effective October 23, 2007, upon the recommendation of the Board of Directors of Zealous Trading Group, Inc. (the “Company”), the Company dismissed Larry O'Donnell, CPA, PC (“O’Donnell”) as its independent registered public accounting firm.

The audit reports of O’Donnell for the fiscal years ended February 28, 2007 and February, 28, 2006 contained a significant modification related to an uncertainty regarding the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for each of the two most recently completed fiscal years and the subsequent interim period through August 31, 2007, there have been no disagreements with O’Donnell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of O’Donnell would have caused it to make reference of such disagreements in connection with its audit reports. There were no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

The Company has given permission to O’Donnell to respond fully to the inquiries of the successor auditor, including those concerning the subject matter of this reportable event.

The Company has requested that O’Donnell furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated October 23, 2007 is filed as Exhibit 16.1 to this current report on Form 8-K.

New Independent Registered Public Accounting Firm

On October 22, 2007, the Company's Board of Directors has authorized the appointment of Marcum & Kliegman LLP (“M&K”) to serve as the Company's independent registered public accounting firm for the quarterly review of the condensed balance sheet as of November 30, 2007 and the related condensed statements of operations, stockholders’ equity and cash flows for the three and nine month period ending and audit the Company’s financial statements for the fiscal year ending February 29, 2008. During the two most recent fiscal years and through October 23, 2007, neither the Company, nor anyone on its behalf, consulted with M&K regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007, Milton "Todd" Ault was appointed to the Board of Directors of the Company.

Since Mr. Ault is the Chairman and CEO of Zealous Holdings Inc. and the President and CEO of the Company, he is a related person as defined in Item 404 of Regulation SB. Mr. Ault holds 2,097,656 shares of common stock in Zealous. Upon the consummation of  the proposed merger (the "Merger") between the ASNI-II, a wholly owned subsidiary of the Company, and Zealous Holdings, Inc., ("Zealous") as previously disclosed by the Company on Form 8-K on July 17, 2007, Mr. Ault will hold approximately 171,022 shares of preferred stock of the Company which will be convertible into 155,046,878 shares of common stock of the Company, or approximately 31% of the outstanding common stock of the Company after completion of the Merger. Mr. Ault will hold 156,046,878 shares upon vesting of 1,000,000 of common stock of the Company granted in connection with his retention as President and Chief Executive Officer. The Merger is valued at approximately $11,145,000, of which approximately $2,145,000 is long term debt of Zealous that will be assumed by the Company. Based on his holdings of Zealous' common stock, Mr. Ault's financial interest in the transaction is approximately $3,562,000. Mr. Ault will not be responsible for any matters related to the approval of Merger on behalf of the Company. He will however retain all responsibilities as CEO and Chairman of Zealous, including those with respect to Merger.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter dated October 23, 2007 from Larry O'Donnell, CPA, PC to the Securities and Exchange Commission regarding change in certifying accountants..

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2007	Zealous Trading Group, Inc.

	By:	/s/ Milton C. Ault, III
Milton C. Ault, III
President and Chief Executive Officer

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